UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Bottomline Technologies (de), Inc. (the “Registrant”) is filing this Current Report on Form 8-K to provide segment information for the fiscal year ended June 30, 2004. Segment disclosures for fiscal years prior to 2004 have not been provided, as the Registrant did not have internal systems in those periods that tracked financial data on a segment basis, and therefore it is impracticable to provide such disclosure for those fiscal years. In the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, the Registrant began reporting segment information based on a change in the financial information used by the Registrant’s chief operating decision makers for purposes of allocating resources and assessing the performance of the business.

The information included in this Current Report on Form 8-K affects only the Registrant’s disclosures related to segment results, and does not in any way restate or revise the financial position, results of operations or cash flows of the Registrant for the year ended June 30, 2004 reported by the Registrant in its Annual Report on Form 10-K for the year ended June 30, 2004, as amended.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits.

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (DE), INC.

By:	/s/ KEVIN M. DONOVAN
Kevin M. Donovan Chief Financial Officer and Treasurer

Date: June 8, 2005

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Description of Business.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Consolidated Financial Statements of Bottomline Technologies (de), Inc. for the year ended June 30, 2004.

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